Exhibit 10.3

LEASE

This Lease, dated as of the 1st day of December 2003, by and between Chase Corporation, a Massachusetts corporation, hereinafter referred to as “Landlord,” and Sunburst Electronic Manufacturing Solutions, Inc., a Massachusetts corporation, hereinafter referred to as “Tenant.”

For and in consideration of the rent hereinafter reserved, and the covenants contained herein, the Landlord and Tenant hereby agree as follows:

1.                                      Leased Premises.

Landlord hereby leases to Tenant that certain property commonly known as 70 Pleasant Street, West Bridgewater, Massachusetts 02379 Massachusetts, legally described on Exhibit A, attached, hereinafter referred to as the “Leased Premises.”

2.                                      Lease Term; Option to Terminate

2.1                                 The term of this Lease shall commence on the date hereof (the “Commencement Date”) and terminate at the expiration of thirty six (36) months from such date, unless sooner terminated pursuant to any provision hereof (the “Lease Term”).

3.                                      Rent.

3.1.                              Rent. Tenant shall pay to Landlord as base rent for the Leased Premises without deduction, demand or offset, thirty six equal monthly installments of $11,900 in advance on the first day of each calendar month during the Lease Term with the first installment payable on the Commencement Date (hereinafter referred to as the “Base Monthly Rent”).  The installment of Base Monthly Rent for the first and last month of the Lease Term shall be prorated at a rate of 1/31 of such installment for each day of such calendar month falling within the Term.

3.2.                              Late Fee.  Each and every installment of Rent and any other amounts payable to Landlord by Tenant under this Lease which shall not be paid within five (5) business days of when due, shall bear interest at the rate of two percent (2%) over the corporate base rate then available at Fleet Bank, Boston, Massachusetts or its successor in interest, per annum from the date when the same is payable under the terms of this Lease until the same shall be paid.

4.                                      Reserved.

5.                                      Use.

Tenant will not intentionally or knowingly permit the Leased Premises to be used in any manner which would render the insurance thereon void and that Tenant shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto; or in any manner which would violate any certificate of occupancy affecting the same and in strict accordance with all applicable laws and regulations of governmental authorities.  Landlord represents and warrants that the current uses of the Leased Premises by the Landlord comply with the requirements of this Section 5. Tenant shall not use or permit or suffer the use of the Leased Premises for any unlawful business or purpose; subject to Section 32(a) of this Agreement, use or permit the walls, fences or roof of the Leased Premises to be used for advertising purposes without the prior written consent of Landlord.

6.                                      Utilities.

Tenant agrees to pay when due all utility charges incurred in connection with its use and occupancy of the Leased Premises, including, but not limited to, electricity, gas, water, sewer and telephone (including equipment and installation charges) and to immediately transfer all utility accounts into its own name and to make all required deposits on or before the Commencement Date.  Tenant shall at all times use its best efforts to keep the Leased Premises adequately heated to prevent the sprinkler system and water pipes from freezing. Tenant shall use it best efforts to keep all utilities connected and in use during the entire term of this Lease.  Landlord shall not be liable in any way for any interruption or failure in supply of any utility to the Leased Premises unless caused by Landlord’s action or failure to act.

7.                                      Condition of Premises.

Tenant acknowledges that as of the Commencement Date, all lighting, heating and cooling systems in the Leased Premises (the “Systems”) are in good working order and repair and satisfactory condition.

8.                                      Maintenance and Repairs.

Tenant shall, at its own cost and expense, during the Lease Term, keep the Leased Premises in the same condition as of the Commencement Date, except for (a) reasonable wear and tear, (b) damage by fire, other casualty and eminent domain, (c) all maintenance, repairs and replacements to (i)  the roof, foundation, beams, girders, load-bearing walls, exterior walls, floor slabs and other structural components of the building and (ii) the parking lot and paving.  Landlord shall, at its own cost and expense, make all necessary maintenance, repairs and replacements to (c)(i) and (ii) above.  Damage by fire or other casualty shall be governed by Section 20 and eminent domain by Section 21.  Tenant shall make all other necessary repairs, maintenance and replacements and do all other acts of maintenance becoming necessary in, upon or about the Leased Premises, including specifically, but not being limited to, the interior of the Leased Premises, pipes, landscaping, doors and door lamps, both inside and outside, loading docks, floors, windows and window casings and sills, both inside and outside, and heating, ventilating, air-conditioning, plumbing, mechanical and electrical systems (including the replacement of light bulbs and fluorescent lamps and equipment.)  Notwithstanding anything to the contrary, Landlord shall be responsible for any “Major Repairs” (as hereinafter defined) to the Leased Premises during the Lease Term provided Tenant provides Landlord with notice of any such Major Repair promptly upon discovering the necessity of such Major Repair.  Landlord may elect (i) to perform such Major Repairs itself or (ii) to have Tenant perform such Major Repairs provided Landlord first approves the cost of and contractor performing the work and Tenant provides Landlord with evidence of completion of such Major Repairs when the work is completed.  In the event Tenant performs a Major Repair at Tenant’s Option, either (i) Landlord shall pay the cost thereof directly to the contractor or (ii) Landlord shall reimburse Tenant for the costs thereof with five (5) business days of receipt of evidence of Tenant’s payment thereof.  “Major Repairs” shall mean any singular repair or replacement which cost exceeds $50,000.

9.                                      Alterations.

9.1.                              Alterations.  Tenant shall not make any alterations, additions, modifications or improvements (the “Alterations”) to or affecting the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not permit any liens to attach to the Leased Premises by reason thereof and Tenant shall secure all necessary permits pertaining to the aforementioned Alterations, unless otherwise agreed by Landlord and Tenant.

9.2.                              Ownership and Removal. Except for Tenant’s trade fixtures, the Alterations referred to in Paragraph 9.1, shall become part of the real property as soon as they are affixed thereto; however, Landlord may, at Landlord’s option, and with written notice to Tenant prior to installation, require that Tenant remove all or any part of such Alterations upon the expiration of the term of this Lease.  If Landlord so requires, Tenant agrees, at its own expense, at the expiration of the term of the Lease, to remove the Alterations and to restore the Leased Premises to their original condition, reasonable wear and tear excepted.

9.3.                              Liens.  Tenant shall not permit any mechanic’s lien to be filed against the Leased Premises, or any part thereof, arising out of any a Alteration performed, or alleged to have been performed, by or on behalf of Tenant, unless the lien is for all or a part of the Major Repair, the cost of which is to be borne by Landlord.  If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond or other security reasonably satisfactory to Landlord, both of which shall be in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof.  If Tenant fails to have such lien so released or to deliver such bond or other satisfactory security to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

10.                               Insurance.

10.1.                        Fire and Extended Coverage.  Landlord will, at its own expense, at all times during the Lease Term, obtain and keep in force insurance covering the direct risk of physical loss, with full extended coverage, of the building on which the Leased Premises are situated, in amounts not less than one hundred percent (100%) of the replacement cost of the building and the improvements on the Leased Premises which insurance shall also cover boilers and mischief.

10.2.                        Liability Coverage.  Tenant will carry, at its own expense, at all times, during the term hereof, public liability insurance, in a form and with a company satisfactory to Landlord, a bodily injury and property damage combined single limit policy of at least $3,000,000.

10.3                           Waiver. Provided that the insurance policies of Section 10 will not be invalidated nor will the right of the insured to collect the proceeds payable under such policies be adversely affected by the waiver contained in the following portion of this sentence, each party hereby expressly waives all rights of recovery which the party making this waiver might otherwise have against the other party or their agents and employees for loss or damage to person, property or business to the extent that such loss or damage is covered by valid and collectible insurance policies, notwithstanding that such loss or damage may result from the negligence of the party receiving this waiver of its agents or employees.  Each party shall use its best efforts to obtain from its insurer the right to waive claims as set forth in the preceding sentence without thereby invalidating its insurance or affecting its right to proceeds payable thereunder.

10.4                           Indemnity.  Landlord shall not be liable to Tenant for and Tenant does hereby release Landlord and its respective agents and employees from liability for any injury, loss or damages to Tenant or to any other person or property occurring upon the Leased Premises or the approaches thereto or the parking facilities in or adjacent thereto unless caused by Landlord’s negligence or willful misconduct. Tenant agrees to indemnify and save Landlord harmless against and from any and all liability, damages, expenses, including reasonable attorneys’ fees, claims and demands, that may be brought against Landlord, for or on account of any damages, loss or injury to persons or property in or about the Leased Premises during the term of this Lease, unless caused by Landlord’s negligence or willful misconduct.  Tenant shall not be liable to Landlord for and Landlord does hereby release Tenant from liability for any injury, loss or damages to Landlord arising out of (i) the negligence or willful misconduct of Landlord or (ii) a breach by Landlord of its obligations under this Lease, unless caused by Tenant’s negligence or willful misconduct. Landlord agrees to indemnify and save Tenant harmless against and from any and all liability, damages, expenses, including reasonable attorneys’ fees, claims and demands, that may be brought against Tenant, for or on account of (i) the negligence or willful misconduct of Landlord or (ii) a breach by Landlord of its obligations under this Lease, unless caused by Tenant’s negligence or willful misconduct.  The foregoing indemnification shall survive the expiration or earlier termination of this Lease.  “Tenant” shall include Tenant, its employees, agents, servants, invitees, licensees, contractors and subcontractors.  “Landlord” shall include Landlord, its employees, agents, servants, invitees, licensees, contractors and subcontractors.

10.5.                        Form of Insurance.  All such insurance policies shall name Tenant and Landlord as named insureds and shall contain a provision that the same may not be canceled or materially modified without giving Landlord and Tenant at least thirty 30 days’ prior written notice.  In addition, such policies shall be delivered to Landlord or Tenant, as the case may be, at the commencement of the Lease Term and renewals shall be delivered at least ten full days prior to the expiration or cancellation of any such policy. If either party fails to comply with its covenant to maintain insurance as provided herein, the other party may, at its option, after written notice to the defaulting party in the event such party   fails to cure within thirty (30) days thereafter, cause insurance as aforesaid to be issued.  All insurance carried by hereunder must be issued by insurance carriers licensed to do business in the Commonwealth of Massachusetts with a Best Rating of A or better.

11.                               Permit Compliance with Laws.

11.1.                        Permits. Tenant shall, at its own expense, promptly obtain from the appropriate governmental authorities any and all permits, licenses and the like required to permit Tenant to occupy the Leased Premises for the purposes herein stated.  This requirement shall not relieve Tenant of its liability for Rent from the Commencement Date hereinabove set forth.

11.2.                        Compliance with Laws.  Tenant, at its sole cost and expense, shall comply with all statutes, laws, ordinances, orders, rules, regulations and requirements of the federal, state and local governments and of the Board of Fire Underwriters and changes thereto affecting the Leased Premises or applicable to the use of the Leased Premises, except as provided in Section 8 for Major Repairs by Landlord.  Except as otherwise provided in this Lease, Tenant shall be responsible for the correction, prevention and abatement of nuisances, violations in, upon or connected with the Leased Premises during the term of this Lease.  Tenant shall not use nor permit the use of the Leased Premises in any manner that will create waste or nuisance.

12.                               Assignment and Subletting.

Tenant may not assign this Lease or any interest herein or sublet the whole or any part of the Leased Premises, or permit the same to be occupied by anyone other than Tenant, without in each instance having first obtained Landlord’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.  If Landlord should consent to any sublease, Tenant shall nevertheless remain the principal obligor to Landlord under all the terms, conditions, covenants and obligations of this Lease.  The acceptance of an assignment or subletting of the Leased Premises by any assignee or subtenant shall be construed as a promise on the part of such assignee or subtenant to be bound by and to perform all of the terms, conditions and covenants by which Tenant herein is bound. No such assignment or subletting shall be construed to constitute a novation or a release of any claim Landlord may then or thereafter have against Tenant hereunder.  Landlord’s consent to any assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting and any assignee of this Lease or subtenant of the Leased Premises shall not further assign this Lease or further sublease the Leased Premises without first obtaining the express written consent of Landlord which consent shall not be unreasonably delayed or withheld.  Tenant shall furnish Landlord with a fully executed counterpart of any such assignment or sublease at the time such instrument is executed.  Notwithstanding the foregoing, Tenant shall have the right, without the written consent of Landlord, to assign or sublease this Lease or any part herein to any entity that controls, is controlled by, or is under common control with Tenant or to any successor by merger, consolidation, reorganization or sale of all or substantially all of the capital stock or assets of Tenant.

13.                               Subordination.

On or before the Commencement Date, Landlord shall deliver to Tenant a written agreement (a “Non-Disturbance Agreement”), in recordable form, from each holder of a mortgage or deed of trust encumbering the Property, which Non-Disturbance Agreement shall provide that, in the event of a foreclosure, deed in lieu of foreclosure or other exercise of rights under any such mortgage or deed of trust, or in the event of the termination or other exercise of rights under any such lease, as the case may be, such holder (and its successors in interest to the Property or this Lease, including any purchaser or transferor in connection with a foreclosure or deed in lieu of foreclosure) shall recognize Tenant’s rights, not disturb Tenant’s occupancy and assume Landlord’s obligations, under this Lease.  This Lease shall be subordinate to any mortgages or deeds of trust now or hereafter encumbering the Property, but only if Tenant receives a Non-Disturbance Agreement, in recordable form, from each holder of any such mortgage or deed of trust.

14.                               Attornment and Non-Disturbance.

Tenant agrees that upon any termination of Landlord’s interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization succeeding in title to the Leased Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations contained in this Lease: provided, however, that Tenant shall not be so obligated to attorn unless, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees to be bound by the terms and conditions of this Lease.

15.                               Taxes and Assessments.

Landlord shall be responsible to pay all real estate taxes, charges and assessments, special or otherwise, levied upon or with respect to the Leased Premises, the buildings which are a part of the Leased Premises or the tax parcels upon which the Leased Premises are located, imposed by federal, state or local governments (excluding income, franchise, capital stock, estate or inheritance taxes) which are payable by the Landlord during the Lease Term without regard to when such taxes are payable (“Taxes”).

16.                               Personal Property Loss or Damage.

Subject to Landlord’s obligations under section 10.1 hereof, Tenant hereby expressly agrees that, Landlord shall not be responsible in any manner for and does hereby release Landlord and its respective agents and employees from any and all liability for any personal property loss or damage which is the result of Tenant’s negligence or willful misconduct except if also due to Landlord’s negligence or willful misconduct, or Landlord’s failure to complete Major Repairs as provided for herein.

17.                               Failure to Perform.

17.1                           In the event that Tenant fails to make any payment within five (5) business days from when due and such failure continues after ten (10) days’ written notice from Landlord, or fails, after thirty (30) days’ written notice from Landlord specifying the nature of the failure, to keep the Leased Premises in the condition required hereunder, or to commence and continuously make required repairs and replacements, as required hereunder, or to do any act or perform any term or covenant on Tenant’s part required under this Lease or otherwise fails to comply herewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and after notice perform the same for the account of Tenant (including entering the Leased Premises upon prior written notice, except in event of emergency, and at all reasonable hours to make repairs and do any act or make any payment which Tenant has failed to do), and if Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the five percent (5%) per annum and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) business days of rendition of any bill or statement to Tenant therefor. All rights given to Landlord in this paragraph shall be in addition to any other right or remedy of Landlord herein contained.

17.2                           If Landlord fails to timely commence and complete any repair for which Landlord is responsible under the terms of this Lease within thirty (30) days after receipt of Tenant’s written request therefor, and provided Landlord is not diligently proceeding to complete such repairs, Tenant may cause such repairs to be made, and deduct the cost therefor from sums next due Landlord.  At Tenant’s option, Landlord shall pay such sum to Tenant within fifteen (15) business days following Tenant’s claim therefor.  Should Landlord fail timely to fully reimburse Tenant, all unpaid sums shall bear interest at the rate of five percent (5%) per annum from the date due until paid in full.

18.                               Landlord’s Right to Enter and Show Leased Premises.

18.1.                        Tenant agrees to permit Landlord to enter the Leased Premises at any reasonable time and upon twenty-four (24) hours prior written notice for the purpose of determining the condition of the Leased Premises, making repairs thereto and showing the premises to prospective purchasers during the last six months of the Lease Term in the event Tenant shall not have effectively exercised its rights under section 24 hereof.

19.                               Surrender at End of Term.

Except as otherwise provided in Paragraph 9.2, Tenant shall vacate the Leased Premises at the expiration or other termination of this Lease and shall remove all trade fixtures, equipment, furniture, furnishings and personal property not belonging to Landlord and shall surrender possession of the Leased Premises and all fixtures and systems thereof in the same condition as Commencement Date, reasonable wear and tear and damage by casualty excepted.

20.                               Destruction, Fire or Other Casualty.

(a)                                  In case of damage to the Leased Premises by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage are subject to and, in fact, are under the control and use of Landlord, shall thereupon cause such damage to all property owned by Landlord to be repaired substantially to the condition immediately prior to such damage as promptly as possible at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Leased Premises are rendered untenantable, the Rent shall proportionately abate, provided the damage above mentioned occurred without the negligence of Tenant, those employing or retaining the services of Tenant, Tenant’s servants, employees, agents, contractors, licensees, invitees or visitors.  But if such damage is due to the negligence of Tenant or any of other said persons, the damage may be repaired by Landlord at Tenant’s expense and there shall be no apportionment or abatement of Rent.

(b)                                 In the event the damage shall be so extensive to the Leased Premises as to render it uneconomical, in Landlord’s opinion, to restore for the use of Tenant, as specified in Paragraph 5 hereof, or Landlord shall decide not to repair or rebuild the Leased Premises, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the Rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Leased Premises and surrender same to Landlord, but no such termination shall release either party from any liability to the other arising from such damage or from any breach of the obligations which may be imposed on said party hereunder.

(c)                                  If the nature of the damage is such that it cannot be repaired in the ordinary course within ninety (90) days after Landlord receives either actual notice or notice from Tenant of such damage, then Tenant shall have the right to terminate this Lease by written notice within sixty (60) days after such damage occurs.  If Tenant does not terminate this Lease and if Landlord does not terminate this Lease pursuant to (b) of this Section 20, Landlord shall proceed as promptly as possible and at its expense to restore the Leased Premises substantially to the condition immediately prior to such damage.  If such restoration has not been completed within 180 days after such damage occurs, Tenant shall have the right to terminate the Lease by written notice to Landlord.    If Tenant gives to Landlord a notice of termination under this Section 20, such notice shall specify the date on which such termination shall be effective, which date shall not be less than thirty (30) days or more than ninety (90) days after the date of such termination notice.

21.                               Eminent Domain.

If the entire Leased Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the Leased Premises to any public authority under threat of condemnation or taking, the Rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Leased Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant, in Tenant’s reasonable opinion, is reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall not terminate, but, effective as to the date of such taking, leasing or condemnation, the Rent hereunder shall be abated in any amount thereof proportionate to the area of the Leased Premises so taken, leased or condemned.  If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Leased Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation as described in this Paragraph, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord with respect to the taking other than an adjustment of Rent, to the date of taking, lease or condemnation and any amount that may be awarded or paid as a result or in settlement of such proceedings or threat as (i)  compensation for damage to Tenant’s trade fixtures, machinery, equipment, furniture, furnishing and personal property, (ii) relocation assistance payment and (iii) any award specifically for the interruption of Tenant’s business.

Notwithstanding the foregoing, Tenant may pursue its own claim against the condemning authority for any damages or award permitted under the laws of Massachusetts, to be paid to Tenant without diminution or reduction of the award, judgment or settlement received by Landlord.

22.                               Defaults - Remedies.

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a)                                  The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder within five (5) business days of when due and following ten (10) days written notice from Landlord;

(b)                                 The failure by Tenant to observe or perform any of the non-monetary covenants, conditions or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant specifying the nature of the failure; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty-day period and thereafter, diligently prosecutes such cure to completion; or

(c)                                  The making by Tenant of any general assignment or general arrangement for the benefit of creditors, filing by or against Tenant under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Leased Premises or Tenant’s interest in this Lease where possession is not restored to Tenant within ninety (90) days, or the attachment, execution of other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or Tenant’s interest in this Lease, where such seizure is not discharged within ninety (90) days.

In the event of such Event of Default by Tenant, Landlord may, at any time hereunder, with or without notice or demand, without limiting Landlord in the exercise of any other right or remedy which Landlord may have hereunder or pursuant to applicable law by reason of such default or breach, proceed in the following manner:

Notwithstanding that Landlord prior to such breach or default shall have received Rent or any payment, however designated, for the use of the Leased Premises from or on behalf of Tenant or from any other person and regardless of and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or by law or in equity, Landlord may, immediately or at any time after any of such breach or default give Tenant a notice of termination of this Lease, and, upon the giving of such notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in such notice (which date shall be no less than ten (10) business days from the date of notice) as fully and completely and with the same force and effect as if the day so specified were the date hereinbefore fixed for the normal expiration of the term of this Lease and all rights of Tenant under this Lease shall expire and terminate, but Tenant shall remain liable for damages as hereinafter provided.

Upon any such termination of this Lease, Tenant shall peaceably quit and surrender the Leased Premises to Landlord, and Landlord may, by summary proceeding, ejectment, unlawful detainer or other judicial procedure, dispossess and remove Tenant and all other persons and property from the Leased Premises, and may have, hold and enjoy the Leased Premises and the right to receive all rental and other income of and from the same. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this paragraph, or under any provisions of law, or had Landlord not re-entered the Leased Premises. Landlord shall also be entitled to such other remedies as may be available at law or in equity in the event of default by Tenant hereunder.

In the event of a dispute between the parties hereto with respect to the enforcement of either party’s obligations contained herein, the prevailing party shall be entitled to reimbursement of reasonable attorney’s fees, costs, and expenses incurred in connection therewith.

23.                               Estoppel Certificates.

Tenant and Landlord agree at any time and from time to time (but no more frequently than two times during any calendar year) upon thirty (30) business days’ prior written notice to the other party to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which Rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and such other matters as Landlord or Tenant may request, it being intended that any such statement hereunder may be relied upon by any third party not a party to this Lease.

24.                               Option to Purchase.  Tenant has the option to Purchase the Leased Premises at its fair market value at the expiration of the term of this lease. The following procedures and principles shall apply to the Tenant’s exercise of its option. If Tenant wishes to exercise its option, it shall so notify Landlord no later than 180 days prior to the expiration of the term of this Lease. The parties shall promptly thereafter use reasonable efforts to agree as to the fair market value of the Leased Premises. If they cannot agree, they will attempt to agree on the selection of a single appraiser with recognized qualifications to appraise the premises. The determination of such appraiser will be binding upon the parties. If the parties cannot agree on the selection of a single appraiser, each may appoint an appraiser and such appraisers may, if necessary, appoint a third appraiser and the determination of any two of such appraisers will be binding upon the parties.  Upon payment of the price, the Landlord shall deliver the following to Tenant: a good and sufficient quitclaim deed of the Leased Premises conveying good and clear record and marketable title, free from encumbrances except (i) those which do not materially and unreasonably interfere with the current use of the Leased Premises or (ii) the easements, restrictions, reservations of record and other encumbrances existing as of the date of this Lease (other than voluntary liens granted by Landlord).  In connection with its purchase of the leased premises, Landlord has caused an environmental investigation of the property to be carried out and has furnished a copy to Andrew Chase. Landlord will cooperate with any further investigations which Tenant, at its own expenses, undertakes, including without limitation, investigations with respect to such matters as environmental, zoning and title considerations. The parties agree to proceed in good faith and diligently undertake to conclude Tenant’s purchase in the event it exercises its option. In the event, however, that such purchase is not concluded on or prior to the expiration of the term of this lease, the Tenant’s rights under this section shall expire and Landlord shall be entitled to take such actions with respect to the Leased Premises as it deems appropriate.

25.                               Notice.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by nationally recognized overnight courier (next business day delivery requested), certified, or registered mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission on the date of confirmed delivery or, if mailed, two days after the date of deposit in the United States mails, as follows:

(i)                                     if to the Landlord, to:

Chase Corporation

26 Summer Street

Bridgewater, MA 02324

Attention: Chief Financial Officer

Facsimile Transmission No.:

with a copy to:

George M. Hughes, Esq.

Hughes & Associates

P.O. Box 610138

Newton Highlands, MA 02461-0138

Facsimile Transmission No.:

(ii)                                  if to the Tenant:

Sunburst Electronic Manufacturing Solutions, Inc.

70 Pleasant Street

West Bridgewater, MA 02379

Attn. President

with a copy to:

Sarah Chase, Esq.

Ley and Young, P.C.

21 Custom House Street, Suite 920

Boston, MA  02110

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder; provided, however, such notice shall only be effective upon receipt.

26.                               Separability.

If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other then those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

27.                               Captions.

All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

28.                               Successors and Assigns.

Except as otherwise provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord, Tenant, and their respective heirs, distributees, executors, administrators, successors and assigns.

29.                               Governing Law.

This Lease shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts.

30.                               Amendment. This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

31.                               Cumulative Remedy.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

32.                               Miscellaneous.

(a)                                  Tenant covenants and agrees that, except with respect to existing signs,  it shall not inscribe, affix or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door; partition or other part of the interior or exterior of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If such consent be given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord but the cost of same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Upon the expiration or earlier termination of this Lease (other than by virtue of the Closing), only if and when directed by Landlord in writing, Tenant shall, at Tenant’s expense, promptly remove any such signs, advertisements or notices and restore the Leased Premises to its former condition.

(b)                                 Tenant covenants and agrees that it shall not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the Leased Premises.

(c)                                  Landlord represents and warrants to Tenant that Landlord is the owner in fee  simple absolute of the Leased Premises.  Landlord covenants that Tenant, on paying said rental and performing the covenants and conditions herein, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term and that Tenant’s quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any other person claiming by, through or under Landlord.

(d)                                 Except as otherwise expressly provided, neither party shall be deemed to have waived any of the provisions hereof unless the waiver be in writing and signed by the party against whom waiver is sought to be enforced.

(e)                                  This Lease may be executed in any number of counterparts, and any one of such counterparts may be introduced in evidence or used for any purpose without production of the other counterparts.

IN WITNESS WHEREOF, Landlord and Tenant  have signed and sealed this lease as of the day and year below written by their duly authorized  officer.

LANDLORD:

CHASE CORPORATION

BY:	/s/ Everett Chadwick

SUNBURST ELECTRONIC MANUFACTURING SOLUTIONS, INC.

BY:	/s/ Sarah Chase

EXHIBIT A

Property Description

A certain parcel of land situated in West Bridgewater, Plymouth County, Massachusetts, together with the buildings thereon, bounded and described as follows:

Being shown as Parcel 2 on a “Plan of land located on Pleasant Street and Route 24, West Bridgewater, Massachusetts, owned by Larry Hargreaves, Trustee, dated October 20, 2000, revised November 30, 2000, Scale 1” =80’ by Land Planning, Inc.” and filed in Plymouth County Registry of Deeds in Plan Book 44, page 185, to which plan reference may be made for a more particular description.